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                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION
                                      of
                             PENNACO ENERGY, INC.

          The undersigned person, acting as sole incorporator of the corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation ("Certificate of Incorporation") for such corporation, declaring and certifying that this is my act and deed and that the facts herein stated are true:

                                   ARTICLE I
                                     NAME

          The name of the corporation is Pennaco Energy, Inc. (hereinafter, the "Corporation").

                                  ARTICLE II
                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSES

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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                                  ARTICLE IV
                                 CAPITAL STOCK

          Section 1.   Authorized Shares.  The total number of shares of stock
                       -----------------
which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares consisting of Fifty Million (50,000,000) shares of common stock, par value $.001 per share, and Ten Million (10,000,000) shares of preferred stock, par value $.001 per share.

          Section 2.   Voting Rights of Stockholders.  Each holder of the
                       -----------------------------
Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

          Section 3.   Consideration for Shares.  The Common Stock shall be
                       ------------------------
issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Certificate of Incorporation shall not be amended in this particular.

          Section 4.   Pre-emptive Rights.  Except as may otherwise be
                       ------------------
provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

          Section 5.   Stock Rights and Options.  The Corporation shall have
                       ------------------------
the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

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          Section 6.   Preferred Stock.  The Corporation shall have authority
                       ---------------
to issue a total of ten million (10,000,000) shares of Preferred Stock. The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors of the Corporation or a duly authorized committee thereof is hereby expressly granted authority, subject to the provisions of this Article IV, to fix by resolution from time to time before issuance thereof the number of shares in each series of such class and all designations, preferences, relative participating, optional or other special rights and qualifications, limitations and restrictions of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

          (a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

          (b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or noncumulative;

          (c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the company or another corporation;

          (d)  the terms and amount of any sinking, retirement or purchase fund;

          (e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

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          (f)  the voting rights, if any (other than any voting rights that the
Preferred Stock may have as a matter of law);

          (g) any restrictions on the issue or reissue or sale of additional Preferred Stock;

          (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

          (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation; and

          (j) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of these Certificate of Incorporation, as amended, or applicable law.

          All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

          Except as otherwise may be required by law, and except as otherwise may be provided in this Certificate of Incorporation, as amended, or in the resolution of the Board of Directors of the Corporation creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

          Except as may be stated and expressed in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, (i) any amendment to this Certificate of Incorporation which shall increase or decrease the number of shares of any class or classes of authorized capital stock of the Corporation (but not below the number of shares thereof then outstanding) may be adopted by the affirmative vote of the holders of a majority of the

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outstanding shares of the voting stock of the Corporation, and (ii) no holder of capital stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

                                   ARTICLE V
                                 INCORPORATOR

          The name and mailing address of the incorporator are:

                         Paul M. Rady
                         1050 17/th/ Street., Suite 700
                         Denver, Colorado 80265

                                  ARTICLE VI
                                   DIRECTORS

          The powers of the incorporator shall terminate upon the filing of the Certificate of Incorporation. The name and mailing address of the person who is to serve as the director of the Corporation until the first annual meeting of stockholders or until his successor is elected and qualified are:

               Name                               Address

               Paul M. Rady             1050 17/th/ Street., Suite 700
                                        Denver, Colorado 80265

          For the management of the business and for the conduct of the affairs of the Corporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and stockholders, it is further provided:

          Section 1.   Classification of Board.  The Board of Directors shall
                       -----------------------
be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders,

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and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2000; that of Class II shall expire at the annual meeting in 2001; and that of Class III shall expire at the annual meeting in 2002; and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

          Section 2.   Size of Board.  The members of the governing board of
                       -------------
the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by this Certificate of Incorporation, by statute and in the Bylaws of the Corporation.

          Section 3.   Powers of Board of Directors.  In furtherance and not
                       ----------------------------
in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          (a) To make, alter, amend, and repeal the Bylaws subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors.

          (b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

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          (c)  To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the stockholders and the judgment of the Board of Directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable.

          (d) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board of Directors, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property.

          (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus.

          (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

          (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans an the amount of their respective participations.

          (h) To designate, by resolution or resolutions passed by a majority of the whole Board of Directors, one or more committees, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board of Directors.

          (i) To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid.

          (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of

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the laws of the State of Delaware, of this Certificate of Incorporation, and of the Bylaws of the Corporation.

          Section 4.   Interested Directors.  No contract or transaction
                       --------------------
between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director shall have been disclosed to or known by the Board of Directors and a disinterested majority of the Board of Directors shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of Section 144 of the Delaware General Corporation Law are met.

                                  ARTICLE VII
                     NO STOCKHOLDER ACTION WITHOUT MEETING

          No action required or permitted to be taken at any annual meeting or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the President of the Corporation or by resolution adopted by the affirmative vote of the Board of Directors.

                                 ARTICLE VIII
               LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for

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any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX
                                INDEMNIFICATION

          The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X
                       PLACE OF MEETING; CORPORATE BOOKS

          Subject to the laws of the State of Delaware, the stockholders and the directors shall have power to hold their meetings, and the directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Delaware, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.

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                                  ARTICLE XI
                  AMENDMENT OF CERTIFICATION OF INCORPORATION

          Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XII, or Articles IV, VIII, IX and
XIII. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

                                  ARTICLE XII
                              AMENDMENT OF BYLAWS

          The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation, provided, however, that any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal Bylaws of the Corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of this Corporation required by this Certificate of Incorporation the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the Corporation.

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          I, THE UNDERSIGNED, hereunto set my hand this 31st day of March, 2000.



                                             /s/ Paul M. Rady
                                             -------------------------
                                             Paul M. Rady

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